Exhibit 99.1

Tremor Video Hires John Rego as Chief Financial Officer

Virgin Galactic and Former Vonage CFO Joins Company with More Than 30 Years

Experience as a Senior Finance Executive

August 6th, New York, NY — Tremor Video, Inc. (NYSE: TRMR), the premium video marketplace elevating brand advertising effectiveness across all screens, today announced that it has hired John Rego as Chief Financial Officer. Mr. Rego will join the company on September 8 and report to Chief Executive Officer Bill Day.

Mr. Rego is a seasoned finance executive with over 30 years of finance, accounting and operations experience and over 13 years of experience as a CFO.  He is currently serving as the CFO of Virgin Galactic, a space line company privately held within the British Virgin Group.

Mr. Rego brings extensive public company experience, including 8 years spent as the Executive Vice President and CFO of NYSE listed Vonage Holdings Corp., where he lead the company through its initial public offering, as well as prior service as a public company audit committee chairman.

“John brings a wealth of finance experience across a wide range of companies and industries,” said Bill Day. “He will be an integral part of Tremor Video as we continue to execute on our strategy as the leading premium video marketplace.”

“Tremor Video is already an established leader in the advertising technology market and few industries offer such a significant opportunity for growth,” said John Rego.  “I look forward to working with the entire Tremor Video team to maximize its leadership position in the industry.”

Mr. Rego has also served as the CFO of AppSense, an enterprise software company, as well as Petra Solar, a clean energy technology company.  Mr. Rego holds a B.A. in Accounting and Finance from Rutgers University as well as a CPA and CGMA from the State of New Jersey.

About Tremor Video

Tremor Video (NYSE:TRMR) helps make every advertising moment more relevant for consumers. The company’s heritage as custodians of the most recognized advertiser and publisher brands is built on leadership in all-screen analytics and a long-standing commitment to transparency. Our premium video marketplace offers the full spectrum of video ad products and services, including premium programmatic buying and selling and analytics that connect the two.

Forward Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, any statements concerning anticipated benefits related to additions or changes in personnel, or the growth or adoption of Tremor Video’s solutions or the market in which it operates. Important factors that could cause actual results to differ materially include: the ability to successfully integrate and retain personnel, and the effectiveness of personnel; the impact of technological development and competition; market acceptance of Tremor Video’s products or services; design, manufacturing or software defects; changes in client preferences or demands; changes in industry standards and interfaces; development of new solutions and technologies or enhancements to existing solutions and technologies; global economic conditions; growth of the online video advertising market; as well as other factors detailed from time to time in the reports Tremor Video files with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance or events and investors are cautioned not to place undue reliance on any forward-looking statement. Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Tremor Video disclaims any obligation to update these forward- looking statements to reflect future events or circumstances.

###

Investor Relations Contact:

Andrew Posen

Senior Director Investor Relations

212-792-2315

IR@TremorVideo.com

Media Contact:

Mandy Albers

Tremor Video Corporate Communications

646.278.7416

malbers@tremorvideo.com